Exhibit 99.1

Entercom Communications Corp.

Updates 2008 First Quarter Financial Results for Subsequent Event

                (Bala Cynwyd, Pa. May 6, 2008) Entercom Communications Corp. (NYSE: ETM) today announced that its net income for the quarter ended March 31, 2008 was $5.2 million, or $0.14 per share, compared to net income of $5.7 million, or $0.15 per share, previously announced in a press release on April 24, 2008.

                The previously announced financial results were updated to reflect a court ruling in a pending litigation matter which occurred subsequent to the Company’s previous earnings announcement.  Specifically, on April 30, 2008, the Company received notice that the California Superior court ruled on the distribution of interest income on certain funds held in escrow since 2003 in connection with the Company’s acquisition of KWOD in Sacramento California.  The Company’s estimate of its share of interest income differed from the allocation as determined by the court.  As a result of this ruling, the Company increased reported interest expense in the first quarter by $0.9 million ($0.5 million net of tax benefit).

Updated First Quarter Highlights

•                  Free cash flow increased 54% to $10.6 million

•                  Adjusted net income per share increased 33% from $0.09 to $0.12

•                  Net income (loss) per share increased from a net loss per share of $0.01 to net income per share of $0.14, which included a gain on sale of station assets

•                  EBITDA increased 3% to $26.5 million

•                  Net revenues decreased 4% to $95.4 million, station operating expenses decreased 6% to $63.7 million and station operating income decreased 1% to $31.7 million

•                  Same station net revenues decreased 4%, same station operating expenses decreased 3% and same station operating income decreased 5%

About Entercom

Entercom Communications Corp. is one of the five largest radio broadcasting companies in the United States, with a nationwide portfolio of 110 stations in 23 markets, including San Francisco, Boston, Seattle, Denver, Portland, Sacramento and Kansas City.

Known for developing unique and highly successful, locally programmed stations, Entercom is home to some of radio’s most distinguished brands and compelling personalities. The Company is also the radio broadcast partner of the Boston Red Sox, Boston Celtics, Kansas City Royals, New Orleans Saints and Buffalo Sabres.

Entercom focuses on creating effective integrated marketing solutions for its customers that incorporate the Company’s audio, digital and experiential assets.  Additionally, the Company has a long-standing commitment to responsible corporate citizenship and environmental stewardship.  Entercom stations play a vital, hands-on role in improving their communities, providing over $100 million in annual support for local charitable organizations.

The Company’s radio stations have received numerous awards, including multiple Edward R. Murrow Awards for excellence in broadcast journalism and National Association of Broadcasters (NAB) Marconi Awards for excellence in radio broadcasting. In 2007, Forbes magazine named Entercom one of America’s “Most Trustworthy Companies.”

For more information, please visit www.entercom.com.

Certain Definitions

All references to per share data, unless stated otherwise, are presented as per diluted share. All references to station operating expenses and corporate general and administrative expenses are exclusive of non-cash compensation expense, unless stated otherwise.  All references to shares outstanding, unless stated otherwise, are presented to exclude unvested restricted stock units.

Station operating income consists of operating income before depreciation and amortization, time brokerage agreement fees, corporate general and administrative expenses, non-cash compensation expense (which is otherwise included in station operating expenses), impairment loss and gain or loss on sale or disposition of assets.

EBITDA consists of net income (loss) adjusted to exclude: income (loss) from discontinued operations (net of income tax provision or tax benefit), income taxes, total other expense, depreciation and amortization, time brokerage agreement fees, non-cash compensation expense (which is otherwise included in station operating expenses and corporate G&A expenses), impairment loss and gain or loss on sale or disposition of assets.

Free cash flow consists of operating income: (i) plus depreciation and amortization, non-cash compensation expense (which is otherwise included in station operating expenses and corporate general and administrative expenses), impairment loss and income from discontinued operations before income taxes, depreciation and amortization expense and impairment loss; and less (ii) net interest expense (excluding amortization of deferred financing costs), gains (loss) on sale of assets, taxes paid (refunded) and capital expenditures.

Adjusted net income consists of net income (loss) adjusted to exclude, net of income taxes (benefit): (i) income (loss) from discontinued operations (net of income tax provision or benefit); (ii) gain/loss on sale of assets, derivative instruments and investments; (iii) non-cash compensation expense; (iv) other income; (v) impairment loss; (vi) gain/loss on early extinguishment of debt; and (vii) income taxes resulting from a change in state income tax rates.

Adjusted net income per share: includes any dilutive equivalent shares when not anti-dilutive.

Same station operating data is computed by comparing the performance of stations operated by the Company throughout the relevant period to the comparable performance in the prior year’s corresponding period.

Non-GAAP Financial Measures

It is important to note that station operating income, same station net revenues, same station operating expenses, same station operating income, EBITDA, adjusted net income, adjusted net income per share and free cash flow are not measures of performance or liquidity calculated in accordance with generally accepted accounting principles (“GAAP”).  Management believes that these measures are useful as a way to evaluate the Company and the means for management to evaluate our radio stations’ performance and operations.  Management believes that these measures are useful to an investor in evaluating our performance because they are widely used in the broadcast industry to measure a radio company’s operating performance.

Certain adjusted non-GAAP financial measures are presented in this release (i.e., adjusted net income and adjusted net income per share). The adjustments exclude gain/loss on sale of assets, derivative instruments, and investments; non-cash compensation expense, other income, impairment loss and loss on early extinguishment of debt. Management believes these adjusted non-GAAP measures provide useful information to Management and investors by excluding certain income, expenses and gains and losses that may not be indicative of the Company’s core operating and financial results.  Similarly, Management believes these adjusted measures are a useful performance measure because certain items included in the calculation of net income (loss) may either mask or exaggerate trends in the Company’s ongoing operating performance. Further, the reconciliations corresponding to these adjusted measures, by identifying the individual adjustments, provide a useful mechanism for investors to consider these adjusted measures with some or all of the identified adjustments.

Management uses these Non-GAAP financial measures on an ongoing basis to track and assess the Company’s financial performance. You, however, should not consider non-GAAP measures in isolation or as substitutes for net income (loss), operating income, or any other measure for determining our operating performance that is calculated in accordance with generally accepted accounting principles.  These non-GAAP measures are not necessarily comparable to similarly titled measures employed by other companies.  The accompanying financial tables provide reconciliations to the nearest GAAP measure of all non-GAAP measures provided in this release.

Contact:

Steve Fisher

Executive Vice President-Operations and Chief Financial Officer

610-660-5647

First Quarter 2008
Earnings Release

ENTERCOM COMMUNICATIONS CORP.
FINANCIAL DATA
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended
	March 31,
	2008	2007
STATEMENTS OF OPERATIONS

Net Revenues	$95,390	$99,855

Station Operating Expenses (Excluding Non-Cash Compensation Expense)	63,707	67,694
Station Operating Expenses - Non-Cash Compensation Expense	383	519
Corporate G & A Expenses (Excluding Non-Cash Compensation Expense)	5,145	6,368
Corporate G & A Expenses - Non-Cash Compensation Expense	3,190	1,332
Depreciation And Amortization	6,002	4,084
Net Time Brokerage Agreement (Income) Fees	(98)	4,040
Net (Gain) Loss On Sale Or Disposition of Assets	(10,021)	118
Total Operating Expenses	68,308	84,155
Operating Income	27,082	15,700

Other Expense (Income) Items:
Interest Expense, Including Amortization Of Deferred Financing Costs Of $428 And $402
For The Three Months Ended March 31, 2008 And 2007, Respectively	13,564	12,040
Net Gain On Early Extinguishment Of Debt	(1,769)	—
Interest And Dividend Income	(79)	(184)
Net Gain On Derivative Instruments	(34)	(30)
Net (Gain) Loss On Investments	76	(75)
Total Other Expense	11,758	11,751

Income From Continuing Operations Before Income Taxes	15,324	3,949

Income Taxes	6,155	1,603
Income Taxes From Change In State Income Tax Rates	—	2,910
Total Income Taxes	6,155	4,513

Income (Loss) From Continuing Operations	9,169	(564)
Loss From Discontinued Operations, Net Of Income Tax Benefit	(3,944)	—
Net Income (Loss)	$5,225	$(564)

Net Income (Loss) Per Share - Basic And Diluted
Income (Loss) From Continuing Operations	$0.24	$(0.01)
Loss From Discontinued Operations, Net Of Income Tax Benefit	(0.10)	—
Net Income (Loss) Per Share - Basic & Diluted	$0.14	$(0.01)

Weighted Common Shares Outstanding - Basic	37,636	39,387
Weighted Common Shares Outstanding - Diluted	37,736	39,387

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Capital Expenditures	$3,027	$3,277
Income Taxes Paid	$1	$174

SELECTED BALANCE SHEET DATA	March 31,
	2008	2007

Cash And Cash Equivalents	$3,992	$10,751
Working Capital	79,065	82,717
Total Assets	1,876,866	1,730,113
Senior Debt	822,214	545,234
7.625% Senior Subordinated Notes	119,054	150,000
Total Shareholders’ Equity	650,684	751,267

OTHER FINANCIAL DATA	Three Months Ended
	March 31,
	2008	2007

Dividends Declared And Paid Per Common Share	$0.38	$0.38

Same Station Computations:
Net Revenues - Reconciliation Of Same Station Net Revenues To GAAP:
Net Revenues	$95,390	$99,855
Net Acquisitions And Divestitures Of Radio Stations	—	(724)
Same Station Net Revenues	$95,390	$99,131

Station Operating Expenses - Reconciliation Of Same Station Operating Expenses To GAAP:
Station Operating Expenses	$64,090	$68,213
Non-Cash Compensation Expense Included In Station Operating Expense	(383)	(519)
Station Operating Expenses Excluding Non-Cash Compensation Expense	63,707	67,694
Net Acquisitions And Divestitures Of Radio Stations	—	(1,781)
Same Station Operating Expenses	$63,707	$65,913

Reconciliation Of GAAP Operating Income To Station Operating Income And Same Station Operating Income:
Operating Income	$27,082	$15,700
Corporate G & A Expenses (Excluding Non-Cash Compensation Expense)	5,145	6,368
Corporate G & A Expenses - Non-Cash Compensation Expense	3,190	1,332
Station Operating Expenses - Non-Cash Compensation Expense	383	519
Depreciation And Amortization	6,002	4,084
Net Time Brokerage Agreement Expense (Fees)	(98)	4,040
Net (Gain) Loss On Sale Or Disposition of Assets	(10,021)	118
Station Operating Income	31,683	32,161
Net Acquisitions And Divestitures Of Radio Stations	—	1,057
Same Station Operating Income	$31,683	$33,218

Reconciliation Of GAAP Net Income (Loss) To EBITDA
Net Income (Loss)	$5,225	$(564)
Loss From Discontinued Operations, Net Of Income Tax Benefit	3,944	—
Income Taxes	6,155	4,513
Total Other Expense	11,758	11,751
Corporate G & A Expenses - Non-Cash Compensation Expense	3,190	1,332
Station Operating Expenses - Non-Cash Compensation Expense	383	519
Depreciation And Amortization	6,002	4,084
Net Time Brokerage Agreement Expense (Fees)	(98)	4,040
Net (Gain) Loss On Sale Or Disposition of Assets	(10,021)	118
EBITDA	$26,538	$25,793

Reconciliation Of GAAP Income (Loss) From Continuing Operations To Free Cash Flow:
Income (Loss) From Continuing Operations	$9,169	$(564)
Depreciation And Amortization	6,002	4,084
Deferred Financing Costs Included In Interest Expense	428	402
Non-Cash Compensation Expense	3,573	1,851
Net (Gain) Loss On Sale Or Disposition Of Assets	(10,021)	118
Net Gain On Derivative Instruments	(34)	(30)
Net (Gain) Loss On Investments	76	(75)
Net Gain On Early Extinguishment Of Debt	(1,769)	—
Income Taxes	6,155	4,513
Capital Expenditures	(3,027)	(3,277)
Income Taxes Paid	(1)	(174)
Income From Discontinued Operations, Before Income Taxes, D &A Expense And Impairment Loss	16	6
Free Cash Flow	$10,567	$6,854

Reconciliation Of GAAP Operating Income To Free Cash Flow:
Operating Income	$27,082	$15,700
Depreciation and Amortization	6,002	4,084
Non-Cash Compensation Expense	3,573	1,851
Interest Expense, Net of Interest And Dividend Income And Deferred Financing Costs	(13,057)	(11,454)
Capital Expenditures	(3,027)	(3,277)
Net (Gain) Loss On Sale Or Disposition Of Assets	(10,021)	118
Income Taxes Paid	(1)	(174)
Income From Discontinued Operations, Before Income Taxes, D &A Expense And Impairment Loss	16	6
Free Cash Flow	$10,567	$6,854

Reconciliation Of GAAP Net Income (Loss)To Adjusted Net Income
Net Income (Loss)	$5,225	$(564)
Add Loss From Discontinued Operations, Net Of Income Tax Benefit	3,944	—
Add Income Taxes	6,155	4,513
Income From Continuing Operations Before Income Taxes	15,324	3,949
Net (Gain) Loss on Sale Or Disposal Of Assets	(10,021)	118
Net Gain On Derivative Instruments	(34)	(30)
Net (Gain) Loss On Investments	76	(75)
Net Gain On Extinguishment Of Debt	(1,769)	—
Non-Cash Compensation Expense	3,573	1,851
Adjusted Income Before Income Taxes	7,149	5,813
Income Taxes	2,797	2,143
Adjusted Net Income	$4,352	$3,670

Weighted Common Shares Outstanding - Diluted , As Reported	37,736	39,387
Weighted Common Shares Outstanding - Diluted (Adjustment Required As Not Anti-Dilutive)	—	415
Weighted Common Shares Outstanding - Diluted	37,736	39,802

Adjusted Net Income Per Share - Diluted	$0.12	$0.09

PRIOR YEAR’S DATA
Second Quarter 2007 As Reported And Same Station
Three Months
Ended
June 30, 2007
Reconciliation Of GAAP Net Revenues To Same Station Net Revenues:
Net Revenues	$125,001
Net Acquisitions And Divestitures Of Radio Stations	1,639
Same Station Net Revenues	$126,640

Reconciliation Of GAAP Station Operating Expenses:
Station Operating Expenses For Discontinued Operations	$74,820
Non-Cash Compensation Expense Included In Station Operating Expenses	(949)
Net Acquisitions And Divestitures Of Radio Stations	1,415
Same Station Operating Expenses	$75,286